Exhibit 1.5

AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

August 10, 2018

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Ladies and Gentlemen:

Arlington Asset Investment Corp., a Virginia corporation (the “Company”), and JMP Securities LLC (the “Placement Agent”) are parties to that certain Equity Distribution Agreement dated as of February 22, 2017 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendments to the Original Agreement. The Original Agreement is amended as follows:

A. The first sentence of the first paragraph of Section 1 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

“The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Placement Agent, acting as agent and/or principal, up to 12,597,423 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), which Shares exclude, for the avoidance of doubt, the 5,402,577 shares of Common Stock sold by the Company prior to August 10, 2018 pursuant to the prospectus supplement filed by the Company with the Commission (as defined below) on February 22, 2017.”

B. The second paragraph of Section 1 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

“The Company has also entered into a separate equity distribution agreement with respect to the Shares, each dated as of February 22, 2017, as amended by an Amendment No. 1 to each of the separate equity distribution agreements, each dated as of August 10, 2018 (each, an “Alternative Equity Distribution Agreement” and, together with any other equity distribution agreement with respect to the Shares into which the Company may enter, the “Alternative Equity Distribution Agreements”), with each of JonesTrading Institutional Services LLC, B. Riley FBR, Inc. (formerly, FBR Capital Markets & Co.) and Ladenburg Thalmann & Co. Inc. (each an “Alternative Agent” and, together with any other agent with which the Company enters into an Alternative Equity Distribution Agreement, the “Alternative Agents”).”

C. The first sentence of Section 6(b) of the Original Agreement is hereby deleted and replaced in its entirety with the following:

“Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).”

D. Section 12(d) of the Original Agreement is hereby deleted and replaced in its entirety with the following:

“(d) Automatic Termination. Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Placement Agent or the Alternative Placement Agents on the terms and subject to the conditions set forth herein.”

E. All references in the Original Agreement to “Hunton & Williams LLP” shall be replaced with “Hunton Andrews Kurth LLP.”

F. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement, as amended by this Amendment No. 1 to the Original Agreement; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, and the reference to “time of execution of this Agreement” set forth in Section 12(a) of the Original Agreement shall continue to refer to the time of execution of the Original Agreement.

G. The first sentence of the Form of Placement Notice attached as Exhibit A to the Original Agreement shall be replaced with:

“Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Arlington Asset Investment Corp. (the “Company”) and JMP Securities LLC (the “Placement Agent”) dated February 22, 2017, as amended on August 10, 2018 (the “Agreement”), I hereby request on behalf of the Company that the Placement Agent sell up to [●] shares of the Company’s Class A common stock, par value $0.01 per share, at a minimum market price of $[            ] per share.”

H. Exhibit B to the Original Agreement is hereby deleted and replaced in its entirety with the exhibit set forth as Exhibit A hereto.

I. The first paragraph of the Form of Officers’ Certificate attached as Exhibit E to the Original Agreement is hereby deleted and replaced with the following:

“The undersigned, J. Rock Tonkel, Jr. and Richard E. Konzmann, are the President and Chief Executive Officer and the Executive Vice President, Chief Financial Officer and Treasurer, respectively, of Arlington Asset Investment Corp., a Virginia corporation (the “Company”). The undersigned hereby execute this Certificate pursuant to the terms of separate equity distribution agreements, each dated as of February 22, 2017, as amended by an Amendment No. 1 to each of the separate equity distribution agreements, each dated as of August 10, 2018 (each, as amended, an “Equity Distribution Agreement” and collectively, the “Equity Distribution Agreements”), between the Company and each of JMP Securities LLC, JonesTrading Institutional Services LLC, Ladenburg Thalmann & Co. Inc. and B. Riley FBR, Inc. (formerly, FBR Capital Markets & Co). Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreements.”

2. No Other Amendments. Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

3. Entire Agreement; Amendment; Severability. This Amendment No. 1 to the Original Agreement together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, between the parties hereto with regard to the subject matter hereof.

4. Prospectus Supplement. The Company agrees to file with the Commission pursuant to Rule 424(b) under the Securities Act a Prospectus Supplement reflecting this Amendment No. 1 to the Original Agreement within two Business Days of the date hereof.

5. Counterparts. This Amendment No. 1 to the Original Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and between the Placement Agent and the Company in accordance with its terms.

Very truly yours,

ARLINGTON ASSET INVESTMENT CORP.

By:	/s/ Richard E. Konzmann
Name: Richard E. Konzmann
Title: Executive Vice President, Chief Financial Officer and Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

JMP SECURITIES LLC

By	/s/ Tosh Chandra
Authorized Signatory

Signature Page to Amendment No. 1 to Equity Distribution Agreement

EXHIBIT A

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

JMP Securities LLC

Name	Email
Tosh Chandra, Managing Director, Corporate Finance	tchandra@jmpsecurities.com
Walter Conroy, Chief Legal Officer	wconroy@jmpsecurities.com
Gil Mogavero, Chief Compliance Officer	gmogavero@jmpsecurities.com
Aidan Whitehead, Managing Director, Trading	awhitehead@jmpsecurities.com
Lee Weiner, Director, Trading	lweinder@jmpsecurities.com

Arlington Asset Investment Corp.

Name	Email
J. Rock Tonkel, Jr.	RTonkel@arlingtonasset.com
Richard E. Konzmann	RKonzmann@arlingtonasset.com
Brian J. Bowers	BBowers@arlingtonasset.com
D. Scott Parish	Sparish@arlingtonasset.com